UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(AMENDMENT NO. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CKX Lands, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	72-0144530
(State of other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2417 Shell Beach Drive	70601
Lake Charles, Louisiana	(Zip Code)
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Common Stock, no par value	Name of each exchange on which each class is to be registered NYSE American

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☑

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this Form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

EXPLANATORY NOTE

This Amendment No. 1 to Form 8-A is filed for the purpose of updating the description of the registrant’s common stock.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Pursuant to the Instruction to Item 1 of Form 8-A, the description of the registrant’s capital stock contained in Exhibit 4.1 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2019 is incorporated herein by reference.

Item 2. Exhibits.

Exhibit
Number	Description of Exhibit

1	Restated Articles of Incorporation of the registrant. (Incorporated by reference to Exhibit 3.1 filed with the registrant’s Annual Report on Form 10-K for the year ended December 31, 2018.)

2	Amendment to Articles of Incorporation of the registrant. (Incorporated by reference to Exhibit 3.2 filed with the registrant’s Annual Report on Form 10-K for the year ended December 31, 2003.)

3

Articles of Amendment to the Restated Articles of Incorporation of the registrant. (Incorporated by reference to Exhibit 3.3 filed with the registrant’s Annual Report on Form 10-K for the year ended December 31, 2018.)

4	Amended and Restated By-Laws of the registrant. (Incorporated by reference to Exhibit 3.1 filed with the registrant’s Current Report on Form 8-K on August 9, 2019.)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CKX Lands, Inc.

May 28, 2021	By:	/s/ W. Gray Stream
	Its:	President and Treasurer